Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

April 27, 2007

K-Sea Transportation Partners L.P.

K-Sea Transportation Finance Corporation

One Center Tower Boulevard, 17th Floor

New Brunswick, New Jersey  08816

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), K-Sea Transportation Finance Corporation, a Delaware corporation (“Finance Corp.”), and the subsidiary guarantors named in Schedule I hereto (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to securities that may be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act and securities that may be sold by certain securityholders (the “Securityholders”) from time to time pursuant to Rule 415 under the Securities Act, certain legal matters in connection with such securities are being passed upon for you by us.  Such securities include (i) unsecured senior debt securities of the Partnership, which may be co-issued by Finance Corp. (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Partnership, which may be co-issued by Finance Corp. (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors, (iv) common units representing limited partner interests in the Partnership (“Common Units”) that may be issued and sold by the Partnership, (v) 3,123,750 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) that may be offered and sold by the Securityholders, and (vi) up to 4,165,000 Common Units (including 3,123,750 Common Units issuable upon conversion of the Subordinated Units (the “Converted Units”)) that may be offered and sold by the Securityholders.   The Debt Securities, the Subsidiary Guarantees, the Common Units, the Converted Units and the Subordinated Units are collectively referred to herein as the “Securities.” The aggregate initial offering price of the Securities to be issued and sold by the Partnership pursuant to the Registration Statement is not to exceed $400,000,000. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities will be issued:

(i)            in the case of the Senior Debt Securities, pursuant to an indenture to be entered into among the Partnership, as issuer, Finance Corp., as potential co-issuer, the

Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee (the “Senior Indenture”); and

(ii)           in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into among the Partnership, as issuer, Finance Corp., as potential co-issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Limited Partnership and the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (ii) the Certificate of Incorporation and Bylaws of Finance Corp., (iii) the certificate of limited partnership, certificate of formation, certificate of incorporation, partnership agreement, limited liability company agreement, bylaws and other governing documents, as the case may be, of each of K-Sea General Partner L.P., a Delaware limited partnership and general partner of the Partnership (the “General Partner”), K-Sea General Partner GP LLC, a Delaware limited liability company and general partner of the General Partner (“K-Sea GP”), and the Subsidiary Guarantors, each as amended to date, (iv) the form of Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), (v) partnership, limited liability company or corporate records, as the case may be, of each of the General Partner, K-Sea GP, the Partnership, Finance Corp. and the Subsidiary Guarantors, (vi) certificates of public officials and of representatives of each of the General Partner, K-Sea GP, the Partnership, Finance Corp. and the Subsidiary Guarantors, and (vii) the Registration Statement and the prospectuses contained therein (collectively, the “Prospectus”).  We have also examined certificates of public officials and of representatives of the Partnership, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In connection with this opinion, we have assumed that:

(i)            the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective;

(ii)           if applicable, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)          all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or post-effective amendment to the Registration Statement;

(iv)          the Board of Directors of K-Sea GP and, if applicable, Finance Corp. and each Subsidiary Guarantor or, to the extent permitted by the charter documents and the corporation or limited partnership laws of the jurisdiction of incorporation or organization of K-Sea GP and, if applicable, Finance Corp. and each Subsidiary Guarantor, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate or other action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(v)           a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the other parties thereto (the “Purchase Agreement”);

(vi)          any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;

(vi)          all Securities will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(vii)         in the case of Common Units, certificates representing such units will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership and the purchase price therefor payable to the Partnership;

(viii)        in the case of Debt Securities of any series issuable under an Indenture:

(a)                                  if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Partnership, Finance Corp., as applicable, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

(b)                                 if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Partnership, Finance Corp., as applicable, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

(c)                                  in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate or other action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

(d)                                 the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(e)                                  forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

The Common Units that may be issued and sold by the Partnership will, when issued, have been duly authorized and validly issued and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and otherwise by matters described in the Prospectus under the caption “Our Partnership Agreement—Limited Liability”).

2.

The Common Units and Subordinated Units that may be sold by the Securityholders have been, and the Converted Units when issued will be, duly authorized and validly issued and are, and the Converted Units when issued will be, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the DRULPA and otherwise by matters described in the Prospectus under the caption “Our Partnership Agreement—Limited Liability”).

3.

The Debt Securities and the Subsidiary Guarantees to be issued under the Indentures will, when issued, constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Subsidiary Guarantors, as the case may be, enforceable against the Partnership, Finance Corp. and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of federal law of the United States of America, contract law of the State of New York and the DRULPA as in effect on the date hereof.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.  Additionally, we hereby consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

STW/AST/CAF

Schedule I

Subsidiary Guarantor	State of Incorporation or Organization

K-Sea OLP GP, LLC	Delaware
K-Sea Operating Partnership L.P.	Delaware
K-Sea Transportation Inc.	Delaware
Norfolk Environmental Services, Inc.	Delaware
Sea Coast Transportation LLC	Delaware
K-Sea Canada Holdings, Inc.	Delaware
K-Sea Acquisition1, LLC	Delaware
K-Sea Acquisition2, LLC	Delaware